Exhibit 99.1

INVO Fertility Announces Pricing of $4.0 Million Private Placement Priced At-The-Market Under Nasdaq Rules

SARASOTA, Fla., Dec. 2, 2025 (GLOBE NEWSWIRE) — INVO Fertility, Inc. (“INVO” or the “Company”) (NASDAQ: IVF), a healthcare company focused on the fertility market, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 2,366,864 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate 4,733,728 shares of common stock, in a private placement priced at-the-market under Nasdaq rules (the “Offering”). The combined effective offering price for each share of common stock (or pre-funded warrant in-lieu thereof) and accompanying warrants is $1.69. The warrants will have an exercise price of $1.69 per share, will be exercisable upon shareholder approval and will expire on the five year anniversary from such date of shareholder approval.

The gross proceeds to the Company from the Offering are estimated to be approximately $4.0 million before deducting the placement agent’s fees and other estimated Offering expenses. The Offering is expected to close on or about December 3, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The offer and sale of the foregoing securities are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and the securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics. The INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s ability to satisfy closing conditions for the offering, our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com